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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   Form 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                October 4, 2002

                           COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     63-0868361
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                                68149 Main Street
                           Blountsville, Alabama 35031
                    (Address of principal executive offices)

                                 (205) 429-1000
                         (Registrant's telephone number)



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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     On April 11, 2002, Community Bank, a subsidiary of the Company, requested approval from the Alabama Banking Department (the "Department") for Dudley, Hopton-Jones, Sims & Freeman PLLP ("Dudley Hopton") to serve as Community Bank's independent auditor for the fiscal years ending December 31, 2002 and 2003. Dudley Hopton had previously been approved to serve, and had served, in that capacity for fiscal years 2000 and 2001. Dudley Hopton had also served during that period as the independent auditor for the Company. By letter dated August 1, 2002, the Department declined the request and disapproved Dudley Hopton as the Banks's independent auditor prospectively for purposes of auditing the Bank's annual financial statements for the years ending December 31, 2002 and 2003. The Department did not disapprove Dudley Hopton retroactively or prospectively for purposes of the firm's review of interim financial statements. Moreover, the Department exercises no jurisdiction over the Company. Therefore, its disapproval of Dudley Hopton as the Bank's independent auditor of annual financial statements for the years ending December 31, 2002 and 2003 did not disapprove Dudley Hopton as the Company's independent auditor.



     The reasons for the disapproval given in the Department's letter to Community Bank were unspecified "concerns about the conclusions reached" by Dudley Hopton in connection with the 2001 audit of Community Bank and certain unspecified "issues from past audits". On October 4, 2002, Dudley Hopton tendered its resignation as the Bank's and the Company's independent auditor. Thereupon, the Bank engaged Carr, Riggs & Ingram, L.L.P. ("Carr Riggs") to serve in that capacity. The Department has approved Carr Riggs to serve as the Bank's independent auditor. During fiscal years 2000 and 2001 and the first three quarters of 2002, neither the Bank nor the Company consulted with Carr Riggs for any purpose.


     On October 4, 2002, the Audit Committee of the Board of Directors of the Company accepted Dudley Hopton's resignation and determined that Carr Riggs should be engaged to serve as the Company's independent auditor. The Chairman of the Audit Committee executed an engagement letter with Carr Riggs on October 4, 2002, and the Board of Directors ratified the engagement on the same day. Carr Riggs will review the Company's interim financial statements for the period ended September 30, 2002. In accordance with American Institute of Certified Public Accountants Professional Standards Section 315, Carr Riggs will request access to and perform a review of the 2001 audit work papers of the predecessor auditor. The purpose of the review will be solely to obtain an understanding of Community Bancshares, Inc. and certain information about the 2001 audit, in order to plan the 2002 audit. In accordance with regulatory policy applicable to Community Bank, federal and Alabama regulatory personnel conducted a required review of Dudley's Hopton's audit documentation related to its audit of the Company's consolidated financial statements for 2001. On or about August 12, 2002, regulatory personnel informed Dudley Hopton that its scope of work did not include consideration of loan review reports containing information pertinent to the allowance for loan losses. In response to the foregoing, Dudley Hopton undertook measures to seek and evaluate such information. This process is not a re-examination of a portion of the 2001 audit, but rather an initial examination of information which possibly existed at the date of the accountants' report, but which was not known by the accountant to exist at such date. The Company expects to confer with Dudley Hopton when such work is completed.

     Neither of Dudley Hopton's reports on the Company's financial statements for 2000 or 2001 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal years 2000, 2001 and the through October 4, 2002, there were no disagreements between the Company and Dudley Hopton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Company has provided Dudley Hopton with a copy of this Report and requested that Dudley Hopton provide it with a letter addressed to the Securities and Exchange Commission stating that Dudley Hopton agrees with the statements made herein.

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Item 7. Exhibits

16      Letter re: Change  in  Certifying  Accountant





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      COMMUNITY BANCSHARES, INC.



Date: November 5, 2002                               By: /s/ Kerri Newton
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                                                     Kerri Newton
                                                     Chief Financial Officer